As filed with the Securities and Exchange Commission on August 30, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TOP SHIPS INC.

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	N.A. (I.R.S. Employer Identification No.)

TOP Ships Inc.

1 Vas. Sofias and Meg. Alexandrou Str,

15124 Maroussi, Greece

Tel: + 30 210 812 8107

(Address and telephone number of Registrant’s principal executive offices)

With copy to:

Will Vogel

Watson Farley & Williams LLP

250 West 55th Street

New York, New York 10019

(212) 922-2200 (telephone number)

(212) 922-1512 (facsimile number)

Will Vogel

Watson Farley & Williams LLP

250 West 55th Street

New York, New York 10019

(212) 922-2200 (telephone number)

(212) 922-1512 (facsimile number)

(Name, address, and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 30, 2022

PRELIMINARY PROSPECTUS

$200,000,000

Common Shares, Preferred Shares, Debt Securities,

Warrants, Purchase Contracts, Rights, Depositary Shares and Units

and

Common Shares underlying previously-issued Pre-Funded Warrants

TOP Ships Inc.

Through this prospectus we may periodically offer our:

(1)	common shares (including related preferred stock purchase rights);

(2)	preferred shares;

(3)	debt securities;

(4)	warrants;

(5)	purchase contracts;

(6)	rights;

(7)	depositary shares; and

(8)	units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

The aggregate offering price of the above securities issued under this prospectus may not exceed $200,000,000. The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

The prices and other terms of the above securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.

In addition, this prospectus relates to the issuance of up to 4,374,000 of our common shares upon exercise of outstanding pre-funded warrants previously issued as part of the Company’s public offering of units that was completed on June 7, 2022, or the Pre-Funded Warrants.

Our common shares are traded on the Nasdaq Capital Market under the symbol “TOPS”.

The aggregate market value of our outstanding common shares held by non-affiliates as of August 30, 2022 is approximately $21,417,201.21, based on 52,249,820 common shares held by non-affiliates, and a closing price of our common shares on the Nasdaq Capital Market of $0.4099 on August 11, 2022. As of the date hereof, we have sold securities with aggregate gross proceeds of $9,217,279.60 pursuant to General Instruction I.B.5 of Form F-3 during the twelve calendar month period that ends on and includes the date hereof.

Investing in our securities involves a high degree of risk. See “Risk Factors” below, beginning on page [●], and the other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein or therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2022.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	ii
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	iii
ENFORCEABILITY OF CIVIL LIABILITIES	iv
SUMMARY	1
RISK FACTORS	4
USE OF PROCEEDS	4
CAPITALIZATION	4
DILUTION	4
DESCRIPTION OF CAPITAL STOCK	5
DESCRIPTION OF PREFERRED SHARES	8
DESCRIPTION OF DEBT SECURITIES	9
DESCRIPTION OF WARRANTS	14
DESCRIPTION OF PURCHASE CONTRACTS	15
DESCRIPTION OF RIGHTS	16
DESCRIPTION OF DEPOSITARY SHARES	17
DESCRIPTION OF UNITS	18
TAX CONSIDERATIONS	19
PLAN OF DISTRIBUTION	20
EXPENSES	22
LEGAL MATTERS	22
EXPERTS	22
WHERE YOU CAN FIND MORE INFORMATION	22
DOCUMENTS INCORPORATED BY REFERENCE	23

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a shelf registration process. Under the shelf registration process, we may sell common shares (including related preferred stock purchase rights), shares of preferred stock, debt securities, warrants, purchase contracts, rights, depositary shares and units described in this prospectus from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any supplement, together with the additional information described below.

This prospectus and any prospectus supplement are part of a registration statement we filed with the SEC and do not contain all the information in the registration statement. Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the SEC as described below under the section entitled “Where You Can Find Additional Information”.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

We obtained certain statistical data, market data and other industry data and forecasts used or incorporated by reference into this prospectus from publicly available information. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future and other statements that are other than statements of historical fact. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements in this prospectus and the documents incorporated by reference into this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections. As a result, you are cautioned not to rely on any forward-looking statements.

Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully in “Item 3. Key Information—D. Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference herein. Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. In addition to these important factors and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include, among other things:

•	our ability to maintain or develop new and existing customer relationships with refined product importers and exporters, major crude oil companies and major commodity traders, including our ability to enter into long-term charters for our vessels;

•	our future operating and financial results;

•	our future vessel acquisitions, our business strategy and expected and unexpected capital spending or operating expenses, including any dry-docking, crewing, bunker costs and insurance costs;

•	our financial condition and liquidity, including our ability to pay amounts that we owe and to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

•	oil and chemical tanker industry trends, including fluctuations in charter rates and vessel values and factors affecting vessel supply and demand;

•	our ability to take delivery of, integrate into our fleet, and employ any newbuildings we have ordered or may acquire or order in the future and the ability of shipyards to deliver vessels on a timely basis;

•	the aging of our vessels and resultant increases in operation and dry-docking costs;

•	the ability of our vessels to pass classification inspections and vetting inspections by oil majors and big chemical corporations;

•	significant changes in vessel performance, including increased vessel breakdowns;

•	the creditworthiness of our charterers and the ability of our contract counterparties to fulfill their obligations to us;

•	our ability to repay outstanding indebtedness, to obtain additional financing and to obtain replacement charters for our vessels, in each case, at commercially acceptable rates or at all;

•	changes to governmental rules and regulations or actions taken by regulatory authorities and the expected costs thereof;

•	our ability to maintain the listing of our common shares on Nasdaq or another trading market;

•	our ability to comply with additional costs and risks related to our environmental, social and governance policies;

•	potential liability from litigation, including purported class-action litigation;

•	changes in general economic and business conditions;

•	general domestic and international political conditions, international conflict or war (or threatened war), including between Russia and Ukraine, potential disruption of shipping routes due to accidents, political events, including “trade wars”, piracy, acts by terrorists or major disease outbreaks such as the recent worldwide coronavirus outbreak;

•	changes in production of or demand for oil and petroleum products and chemicals, either globally or in particular regions;

•	the strength of world economies and currencies, including fluctuations in charterhire rates and vessel values;

•	potential liability from future litigation and potential costs due to our vessel operations, including due to any environmental damage and vessel collisions;

•	the length and severity of epidemics and pandemics, including the ongoing global outbreak of the novel coronavirus (“COVID-19”) and its impact on the demand for commercial seaborne transportation and the condition of the financial markets; and

•	other important factors described from time to time in the reports filed by us with the U.S. Securities and Exchange Commission, or the SEC.

Should one or more of the foregoing risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable laws. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a Marshall Islands company, and our principal executive office is located outside of the United States in Greece. Some of our directors, officers and the experts named in this registration statement reside outside the United States. In addition, a substantial portion of our assets and the assets of certain of our directors, officers and experts are located outside of the United States. As a result, it may be difficult or impossible for U.S. investors to serve process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws.

Furthermore, there is substantial doubt that courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries, directors or officers and such experts are located (i) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries, directors or officers and such experts based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our subsidiaries, directors or officers and such experts based on those laws.

SUMMARY

This section summarizes certain of the information that is contained in this prospectus or the documents incorporated by reference herein, and this summary is qualified in its entirety by that more detailed information. This summary may not contain all of the information that may be important to you. We urge you to carefully read this entire prospectus and the documents incorporated by reference herein, including our financial statements and the related notes and the information in the section entitled “Item 5. Operating and Financial Review and Prospects” in our Annual Report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference herein. As an investor or prospective investor, you should review carefully the more detailed information that appears later in this prospectus and the information incorporated by reference in this prospectus, including the section entitled “Risk Factors” herein.

Unless the context otherwise requires, as used in this prospectus, the terms “Company,” “we,” “us,” and “our” refer to TOP Ships Inc. and all of its subsidiaries, and “TOP Ships Inc.” refers only to TOP Ships Inc. and not to its subsidiaries.

We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.

Our reporting currency is in the U.S. dollar and all references in this prospectus to “$” or “dollars” are to U.S. dollars, and financial information presented in this prospectus is derived from the financial statements incorporated by reference in this prospectus that were prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. Further, unless otherwise indicated, the information presented in this prospectus gives effect to the following reverse stock splits of our issued and outstanding common shares: a one-for-twenty reverse stock split of our issued and outstanding common shares effective on August 22, 2019, and a one-for-twenty-five reverse stock split of our issued and outstanding common shares effective on August 10, 2020.

Our Company

We are an international owner and operator of modern, fuel efficient eco tanker vessels focusing on the transportation of crude oil, petroleum products (clean and dirty) and bulk liquid chemicals. Our operating fleet has a total capacity of 1,435,000 deadweight tonnes (“dwt”). As of the date of this prospectus, our fleet consists of one 50,000 dwt product/chemical tanker, the M/T Eco Marina Del Ray, five 157,000 dwt Suezmax tankers, the M/T Eco Oceano CA, the M/T Eco Malibu, the M/T Eco West Coast, the M/T Eco Bel Air and the M/T Eco Beverly Hills, two 300,000 dwt Very Large Crude Carriers (“VLCCs”), M/T Julius Caesar and M/T Legio X Equestris, and we also own 50% interests in two 50,000 dwt product/chemical tankers, M/T Eco Yosemite Park and the M/T Eco Joshua Park. All of our vessels are certified by the International Maritime Organization, the United Nations agency for maritime safety and the prevention of pollution by vessels (the “IMO”) and are capable of carrying a wide variety of oil products including chemical cargos, which we believe make our vessels attractive to a wide base of charterers.

Our Current Fleet

The following tables present our fleet list as of the date of this prospectus:

Operating MR Tanker Vessels on sale and leaseback financing agreements (“SLBs”) (treated as financings):

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco Marina Del Ray	50,000	Cargill	March 2024	none	$15,100

Operating Suezmax Vessels on SLBs (treated as operating leases):

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco Bel Air	157,000	Trafigura	March 2024	9 months	$24,000 / $24,000
M/T Eco Beverly Hills	157,000	Trafigura	May 2024	7 months	$24,000 / $24,000

3

Operating Suezmax Vessels on SLBs (treated as financings):

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco Oceano CA	157,000	Central Tankers Chartering Inc.	March 2037	none	$24,500

Operating Suezmax Vessels financed via senior loan facilities:

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco West Coast	157,000	Clearlake	March 2024	1+1 years	$33,950 / $34,750 / $36,750
M/T Eco Malibu	157,000	Clearlake	May 2024	1+1 years	$33,950 / $34,750 / $36,750

Operating VLCC Vessels on SLBs (treated as financings):

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Julius Caesar	300,000	Trafigura	January 2025	1+1 years	$36,000 / $39,000 / $41,500
M/T Legio X Equestris	300,000	Trafigura	February 2025	1+1 years	$35,750 / $39,000 / $41,500

Operating Joint Venture MR Tanker fleet (50% owned):

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco Yosemite Park	50,000	Clearlake	March 2025	5+1+1 years	$17,400 / $18,650 / $19,900
M/T Eco Joshua Park	50,000	Clearlake	March 2025	5+1+1 years	$17,400 / $18,650 / $19,900

All the vessels in our fleet are equipped with engines of modern design with improved Specific Fuel Oil Consumption (“SFOC”) and in compliance with the latest emission requirements, fitted with energy saving improvements in the hull, propellers and rudder as well as equipment that further reduces fuel consumption and emissions certified with an improved Energy Efficiency Design Index (Phase 2 compliance level as minimum). Vessels with this combination of technologies, introduced from certain shipyards, are commonly referred to as eco vessels. We believe that recent advances in shipbuilding design and technology makes these latest generation vessels more fuel-efficient than older vessels in the global fleet that compete with our vessels for charters, providing us with a competitive advantage. Furthermore, all of our vessels are fitted with ballast water treatment equipment and exhaust gas cleaning systems (scrubbers).

We believe we have established a reputation in the international ocean transport industry for operating and maintaining vessels with high standards of performance, reliability and safety. We have assembled a management team comprised of executives who have extensive experience operating large and diversified fleets of tankers and who have strong ties to a number of national, regional and international oil companies, charterers and traders.

Corporate Information

Our predecessor, Ocean Holdings Inc., was formed as a corporation in January 2000 under the laws of the Republic of the Marshall Islands and renamed Top Tankers Inc. in May 2004. In December 2007, Top Tankers Inc. was renamed TOP Ships Inc.

Our common shares are currently listed on the Nasdaq Capital Market under the symbol “TOPS.” The current address of our principal executive office is 1 Vasilisis Sofias and Megalou Alexandrou Str, 15124 Maroussi, Greece. The telephone number of our principal executive office is +30 210 812 8107. Our corporate website address is www.topships.org. The information contained on our website does not constitute part of this prospectus. The Commission maintains a website that contains reports, proxy and information statements, and other information that we file electronically at www.sec.gov.

4

The Securities We May Offer

We may use this prospectus to offer up to $200,000,000 of our:

1.	common shares, including related preferred stock purchase rights;

2.	preferred shares;

3.	debt securities;

4.	warrants;

5.	purchase contracts;

6.	rights;

7.	depository shares; and

8.	units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

5

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus, including the risks described under the heading “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference herein, and as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find Additional Information.” The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations.

USE OF PROCEEDS

We intend to use net proceeds from the sale of the securities as set forth in an applicable prospectus supplement to this prospectus.

Assuming the full exercise for cash of all of the remaining outstanding Pre-Funded Warrants, we will receive proceeds of $437.40 which we intend to use for general corporate purposes. There is no assurance that the holders of the outstanding Pre-Funded Warrants will elect to exercise any or all of the warrants, either for cash or at all.

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DILUTION

To the extent applicable, information about the amount by which the offering price of our common shares issued pursuant to this prospectus exceeds the net tangible book value per share of our common shares following such issuance will be included in a prospectus supplement.

6

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 1,000,000,000 common shares, par value $0.01 per share, of which 52,349,820 common shares were issued and outstanding as of the date of this prospectus, and 20,000,000 preferred shares with par value of $0.01, of which 100,000 Series D Preferred Shares, 13,452 Series E Preferred Shares, and 6,334,442 Series F Preferred Shares were issued and outstanding as of the date of this prospectus.

For a description of our capital stock, please see “Item 10. Additional Information” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 which is incorporated by reference herein.

7

DESCRIPTION OF PREFERRED SHARES

Our Third Amended and Restated Articles of Incorporation authorize our Board of Directors to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including the designation of the series, the number of shares of the series, the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series, and the voting rights, if any, of the holders of the series.

8

DESCRIPTION OF DEBT SECURITIES

We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction) unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). The aggregate principal amount of debt securities that may be issued under each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the SEC under the Exchange Act as “subsequent filings.” The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

We expect that neither indenture will limit the amount of debt securities that may be issued. The debt securities may be issued in one or more series.

You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•	if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;

•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

•	whether the debt securities will be our senior or subordinated securities;

•	whether the obligations under the debt securities will be our secured or unsecured obligations;

9

•	the applicability and terms of any guarantees;

•	the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series that will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•	if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;

•	whether the debt securities will be issued in the form of global securities or certificates in registered or bearer form;

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the debt securities; and

•	any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.

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Senior Debt

We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.

Subordinated Debt

We may issue subordinated debt securities under a subordinated debt indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.

Covenants

Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	our ability to incur either secured or unsecured debt, or both;

•	our ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indentures

We expect that each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:

1.	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

2.	reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

3.	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

4.	waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

5.	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

6.	makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

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7.	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities will be effective against any holder without his consent. In addition, other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium at maturity;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•	default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filings with respect to any class or series of debt securities.

We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that each indenture will require us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

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Defeasance and Discharge

The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or United States government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase any of our debt or equity securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

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DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us, a basket of such securities, an index or indices of such securities, or any combination of the above as specified in the applicable prospectus supplement; or currencies.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. Any purchase contracts we issue will be physically settled by delivery of the securities or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either a senior indenture or subordinated indenture.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the exercise price for the rights;

•	the number of rights issued to each shareholder;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the amount of rights outstanding;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

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DESCRIPTION OF DEPOSITARY SHARES

We may issue fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. A related prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that is selected by us, which we refer to as the “bank depositary.” Each owner of a depository share will be entitled to all the right, preferences and privileges of the preferred stock represented by the depositary share. The depositary share will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

The forms of the depositary agreement and the depository receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and any prospectus supplement relating to any particular depositary shares will describe, among other things, the following:

•	the material terms of the depositary shares and of the underlying preferred stock;

•	the identity of the bank depositary and the material terms of the depositary agreement;

•	any limitation on the depositary's liability;

•	all fees and charges that a holder of depositary shares will have to pay, either directly or indirectly;

•	any procedure for voting the deposited securities;

•	any procedure for collecting and distributing dividends;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the depositary shares; and

•	any applicable material United States federal income tax considerations.

You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred shares which will be described in more detail in a prospectus supplement. A copy of the form of deposit agreement, including the form of depositary receipt, will be filed with the SEC at the time of the offering and incorporated by reference into the registration statement of which this prospectus forms a part. You can obtain copies of these documents when they are filed by following the directions outlined in “Where You Can Find Additional Information.”

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DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our depositary shares, rights, purchase contracts, warrants, debt securities, shares of preferred stock, common shares (including preferred stock purchase rights) or any combination of such securities. The applicable prospectus supplement will describe, to the extent applicable:

•	the terms of the units and of the depositary shares, rights, purchase contracts, warrants, debt securities, preferred shares and/or common shares (including preferred stock purchase rights) comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

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TAX CONSIDERATIONS

Our most recently filed Annual Report on Form 20-F provides a discussion of the material U.S. federal income tax considerations and Marshall Islands tax considerations that may be relevant to prospective investors in our securities. The applicable prospectus supplement may also contain information about any material U.S. federal income tax considerations and any material non-U.S. tax considerations relating to the securities covered by such prospectus supplement.

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PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale (which may be above or below market prices prevailing at the time of sale) or at negotiated prices.

In addition, we may sell some or all of our securities included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of our common shares by broker-dealers;

•	sell common shares short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

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Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to all of the securities offered and sold by us under this registration statement.

In addition, we are offering up to 4,374,000 common shares issuable upon the exercise of outstanding Pre-Funded Warrants which were previously issued as part of the Company’s public offering of units that was completed on June 7, 2022. Each Pre-Funded Warrant has an exercise price of $0.0001 per common share and may be exercised any time after the issuance date until exercised in full. The Pre-Funded Warrants were issued and previously registered pursuant to the Prior Registration Statement. Notwithstanding the foregoing, the common shares issuable upon the exercise of the Pre-Funded Warrants will not be offered through underwriters, or brokers or dealers. Any common shares issued upon exercise of the Pre-Funded Warrants will be issued pursuant to the terms of the Pre-Funded Warrants. A summary of the terms of the Pre-Funded Warrants is included in the section entitled “Description of Capital Stock and Securities We Are Offering” in the prospectus supplement filed with the SEC on June 7, 2022, which is incorporated by reference herein. Such summary is subject to and qualified in its entirety by the form of Pre-Funded Warrant which was filed as Exhibit 4.4 to the Company’s report on Form 6-K filed with the SEC on June 10, 2022 and incorporated by reference herein.

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EXPENSES

We estimate the expenses in connection with the issuance and distribution of the common shares being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee	$18,540
FINRA filing fee	$*
Nasdaq listing fee	$*
Legal fees and expenses	$*
Accounting fees and expenses	$*
Printing and engraving expenses	$*
Transfer agent and registrar fees	$*
Indenture trustee fees and expenses	$*
Blue sky fees and expenses	$*
Miscellaneous	$*
Total	$*

*	To be provided by a prospectus supplement or as an exhibit to Report on Form 6-K that is incorporated by reference into this registration statement.

LEGAL MATTERS

The validity of the securities offered by this prospectus and certain other legal matters relating to United States and Marshall Islands law are being passed upon for us by Watson Farley & Williams LLP, New York, New York.

EXPERTS

The consolidated financial statements of Top Ships Inc. as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this Prospectus, and the effectiveness of Top Ship Inc.’s internal control over financial reporting have been audited by Deloitte Certified Public Accountants S.A., an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing. The offices of Deloitte Certified Public Accountants S.A. are located at Fragoklissias 3a & Granikou Str., 15125 Maroussi, Athens, Greece.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement with respect to the securities offered hereby. This prospectus is a part of that registration statement, which includes additional information. This prospectus does not contain all of the information set forth in the registration statement. Each statement made in this prospectus concerning a document filed as an exhibit to the registration statement is qualified by reference to that exhibit for a complete statement of its provisions. The registration statement, including its exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1 (800) SEC-0330, and you may obtain copies at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. 20549. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

Information Provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. GAAP. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of Nasdaq, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

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DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with, and furnish to it, which means that we can disclose important information to you by referring you to those filed or furnished documents. The information incorporated by reference is considered to be a part of this prospectus. However, statements contained in this prospectus or in documents that we file with or furnish to the SEC and that are incorporated by reference into this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed or furnished documents or reports that have been incorporated by reference into this prospectus, to the extent the new information differs from or is inconsistent with the old information. We hereby incorporate by reference the documents listed below:

•	our registration statement on Form 8-A12G, as amended, filed with the Commission on July 21, 2004, registering our common stock under Section 12(g) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating the description of common stock and/or preferred stock purchase rights contained therein;

•	our registration statement on Form 8-A12B, as amended, filed with the Commission on September 22, 2016, registering our preferred stock purchase rights under Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating the description of common stock and/or preferred stock purchase rights contained therein;

•	our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the Commission on April 15, 2022 and as amended on May 6, 2022;

•	our Report on Form 6-K furnished to the Commission on April 18, 2022;

•	our Report on Form 6-K furnished to the Commission on April 19, 2022;

•	our Report on Form 6-K furnished to the Commission on May 20, 2022;

•	our Report on Form 6-K furnished to the Commission on June 3, 2022;

•	our Report on Form 6-K furnished to the Commission on June 10, 2022;

•	our Report on Form 6-K furnished to the Commission on July 11, 2022; and

•	our Report on Form 6-K furnished to the Commission on August 9, 2022.

We are also incorporating by reference any documents that we file with the SEC after the date of the filing of this post-effective amendment to the registration statement of which the prospectus forms a part and prior to the subsequent effectiveness of that registration statement, and all subsequent annual reports on Form 20-F that we file with the SEC and certain current reports on Form 6-K that we file with or furnish to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of this prospectus until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus. You may obtain a copy of these documents by writing to or telephoning us at the following address:

Top Ships Inc.

1 Vas. Sofias and Meg.

Alexandrou Str, 15124 Maroussi,

Greece

+ 30 210 812 8107 (telephone number)

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

The Amended and Restated Bylaws of the Company provide that any person who is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another partnership, joint venture, trust or other enterprise shall be entitled to be indemnified by the Company upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the Business Corporation Act of the Republic of The Marshall Islands, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Section 60 of the BCA provides as follows:

(1)	Actions not by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2)	Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3)	When director or officer is successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(4)	Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5)	Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office

(6)	Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7)	Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

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Item 9.	Exhibits and Financial Statement Schedules

(a)	Exhibits

The exhibits filed as part of this registration statement are listed in the index to exhibits immediately preceding such exhibits, which index to exhibits is incorporated herein by reference.

(b)	Financial Statements

The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Item 10.	Undertakings

The undersigned registrant hereby undertakes:

(a)	Under Rule 415 of the Securities Act,

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement unless the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

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(5)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser;

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) – (f) Reserved

(g)	Not applicable.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	Not applicable.

(j)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(k)	Not applicable.

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Exhibit Index

Exhibit Number	Description
1.1	Form of Underwriting Agreement (for equity securities)*

1.2	Form of Underwriting Agreement (for debt securities)*

4.1	Form of Common Share Certificate of the Company(1)

4.2	Certificate of Designations of Rights, Preferences and Privileges of Series A Participating Preferred Stock of the Company(2)

4.3	Stockholders Rights Agreement with Computershare Trust Company, N.A., as Rights Agent, as of September 22, 2016(3)

4.4	Form of Warrant Agreement*

4.5	Form of Preferred Share Certificate*

4.6	Form of Purchase Contract*

4.7	Form of Rights Agreement*

4.8	Form of Senior Debt Securities Indenture(4)

4.9	Form of Subordinated Debt Securities Indenture(5)

4.10	Form of Unit Agreement*

4.11	Form of Deposit Agreement*

4.12	Form of Depositary Receipt*

5.1	Opinion of Watson Farley & Williams LLP as to the validity of the common shares, preferred shares, debt securities, warrants, purchase contracts, depositary shares and units

8.1	Opinion of Watson Farley & Williams LLP with respect to certain U.S. tax matters

23.1	Consent of Watson Farley & Williams LLP (included in Exhibits 5.1 and 8.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page hereto)

25.1	Form of T-1 Statement of Eligibility (senior debt securities indenture)**

25.2	Form of T-1 Statement of Eligibility (subordinated debt securities indenture)**

107	Filing Fee Table

*	To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated by reference into this registration statement.

**	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

(1)	Incorporated by reference to Exhibit 2.1 of the Company’s Annual Report on Form 20-F, filed with the SEC on June 29, 2009.

(2)	Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 6-K, filed on September 22, 2016.
(3)	Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 6-K, filed on September 22, 2016.
(4)	Incorporated by reference to Exhibit 4.3 of the Company's Registration Statement on Form F-3 (Registration No. 333-234281), filed on October 21, 2019.
(5)	Incorporated by reference to Exhibit 4.4 of the Company's Registration Statement on Form F-3 (Registration No. 333-234281), filed on October 21, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece on August 30, 2022.

TOP SHIPS INC.

By:	/s/ Evangelos J. Pistiolis
Name:	Evangelos J. Pistiolis
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Evangelos J. Pistiolis and Will Vogel his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on August 30, 2022 in the capacities indicated.

Signature	Title

/s/ Evangelos J. Pistiolis	Director, President and Chief Executive Officer (Principal Executive Officer)
Evangelos J. Pistiolis

/s/ Alexandros Tsirikos	Director and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Alexandros Tsirikos

/s/ Konstantinos Karelas	Director
Konstantinos Karelas

/s/ Stavros Emmanuel	Director
Stavros Emmanuel

/s/ Paolo Javarone	Director
Paolo Javarone

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AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Top Ships Inc., has signed this registration statement in the City of Newark, State of Delaware on August 30, 2022.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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